                                                                   Exhibit 3(ii)


                          AMENDED AND RESTATED BYLAWS

                                      OF

                          KAISER GROUP HOLDINGS, INC.


                                   ARTICLE I

                           Meetings of Stockholders
                           ------------------------


      Section 1.1  Place of Meetings.  All meetings of stockholders for the
                   -----------------
election of directors or for any other purpose whatsoever shall be held at such place within or without the United States as may be decided upon from time to time by the Board of Directors and indicated in the notice of meeting.

      Section 1.2  Annual Meetings.  An annual meeting of stockholders shall
                   ---------------
be held for the election of directors at such date, time and place as may be designated by resolution of the Board of Directors from time to time. Such other business may be transacted thereat as may be specified in the notice of the meeting or as may properly be brought before the meeting.

      Section 1.3  Special Meetings.  Special meetings of stockholders for any
                   ----------------
purpose or purposes may be called at any time by the Board of Directors, the Chair of the Board of Directors or by the President, or by the holders of not less than 20% of the Corporation's capital stock entitled to vote generally in the election of directors, but such special meetings may not be called by any other person or persons.

      Section 1.4  Business to be Conducted at Meetings.  At any meeting of
                   ------------------------------------
stockholders (including any adjournment thereof) only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided, however, that in the event that less than 75 days' notice
           --------  -------
or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of capital stock of the Corporation beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 1.4. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this
Section 1.4, and if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

      Section 1.5  Notice of Meetings; Waiver of Notice.  A written or printed
                   ------------------------------------
notice of every annual or special meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes therefor, shall be given to each stockholder entitled to vote thereat and to each stockholder entitled to notice as provided by the Delaware General Corporation Law, as amended from time to time (the "DGCL"). Unless otherwise provided by the DGCL, such notice shall be given not less than ten nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Every person who by operation of law, by transfer, or by any other means whatsoever, shall become entitled to any share of capital stock, or right or interest therein, shall be bound by every notice in respect of such share, which, prior to the entering of the stockholder's name and address upon the books of the Corporation, shall have been duly given to the record holder from whom such person derived the stockholder's title to such share. Any stockholder may waive in writing before or after any meeting of the stockholders any notice required to be given by the DGCL or these bylaws and, by attending or voting at any meeting without protesting the lack of proper notice, a stockholder shall be deemed to have waived notice thereof.

      Section 1.6  Voting and Proxies.  Each stockholder entitled to vote at any
                   ------------------
meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon each matter in question, except as otherwise provided in the Certificate of Incorporation as relates to any class or series of stock having preference over the Common Stock as to dividends or upon liquidation. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy by an instrument in writing (or other means permitted by the DGCL) naming such person, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by (a) attending the meeting and voting in person, (b) an instrument in writing (or other means permitted by the DGCL) revoking the proxy or (c) another proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock with voting rights in the election of directors present in person or by proxy at such meeting shall so determine. Unless otherwise provided by the DGCL, the Certificate of Incorporation or these bylaws, at all meetings of stockholders at which a quorum is present, a plurality of the votes entitled to be cast in the election of directors shall be sufficient to elect directors; all other elections and questions shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting, provided that (except as otherwise required by the DGCL or
                      --------
by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

      Section 1.7  Adjournments.  Any meeting of stockholders, annual or
                   ------------
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 1.8  Quorum.  At each meeting of stockholders, except where
                   ------
otherwise provided by the DGCL, the Certificate of Incorporation or these bylaws, the holders of shares of stock with a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.7 above until a quorum shall be present.

      Section 1.9  Fixing Date for Determination of Stockholders of Record.  In
                   -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive the payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and
(c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. Except as otherwise required by the DGCL, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided,
                                                                       --------
however, that the Board of Directors may fix a new record date for an adjourned
-------
meeting.

      Section 1.10  List of Stockholders Entitled to Vote. The Secretary shall
                    -------------------------------------
prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The Corporation's stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      Section 1.11  Action by Consent of Stockholders.  Unless otherwise
                    ---------------------------------
restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote thereon, provided that any action permitted by the Certificate of Incorporation to be taken by the holders of Series 1 Preferred Stock, voting separately as a class, may be taken by one or more consents in writing signed by the holders of Series 1 Preferred Stock having such number of votes sufficient to take such action in accordance with the applicable terms of the Series 1 Preferred Stock. Every written consent shall the bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents are delivered to the Corporation in accordance with Section 228 of the DGCL. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by all of the stockholders entitled to vote thereon were delivered to the Corporation as required by the DGCL.


                                  ARTICLE II

                              Board of Directors
                              ------------------

      Section 2.1  Number.  The number of directors shall be no fewer than one.
                   ------
Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, the number of directors may be fixed from time to time (a) at a meeting of the stockholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote generally in the election of directors, or (b) by majority vote of the Board of Directors. No decrease in the number of directors shall change the term of any director in office at the time of such decrease.

      Section 2.2  Nominations.  Nominations of persons for election as such
                   -----------
directors of the Corporation may be made at a meeting of stockholders by or at the direction of the directors, by any nominating committee or person appointed by the directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting (as initially called, in the case of adjourned meetings); provided,
                                                                      --------
however, that in the event that less than 75 days' notice or prior public
-------
disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person who is not an incumbent director whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Except for the initial directors named in the Certificate of Incorporation and directors who may be elected in accordance with provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.2. The officer of the Corporation presiding at a meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the provisions of this Section 2.2, and, if the presiding officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.


      Section 2.3  Tenure and Vacancies.  Directors shall be elected at each
                   --------------------
annual meeting of stockholders for a term of office that expires at the next succeeding annual meeting of stockholders and shall hold office until their successors are elected and qualified, subject, however, to prior resignation, death or removal as provided by law. Any director may resign at any time upon written notice to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in such writing. Except as otherwise provided for or fixed by or pursuant to provisions relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes entitled to be cast in the election of directors at a meeting of stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom such director has replaced.

      Section 2.4  Annual Meeting.  After each annual meeting of the
                   --------------
stockholders or special meeting held in lieu thereof, the newly elected Board of Directors, if a quorum is present, shall hold an annual meeting at the same place for the purpose of electing officers and transacting any other business. If, for any reason, the annual meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

      Section 2.5  Regular Meetings.  Regular meetings of the Board of
                   ----------------
Directors for the transaction of any business may be held without notice of the time, place or purposes thereof and shall be held at such times and places as may be determined in advance by the Board of Directors.

      Section 2.6  Special Meetings.  Special meetings of the Board of
                   ----------------
Directors may be held at any time and place upon call by the Chair of the Board, the President or any two directors. Reasonable oral (including by telephone) or written (including by facsimile transmission) notice thereof shall be given by the person or persons calling the meeting, not later than 24 hours before the special meeting.

      Section 2.7  Telephonic Meetings Permitted.  Members of the Board of
                   -----------------------------
Directors, or any committee designated in these bylaws or by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

      Section 2.8  Quorum.  At all meetings of the Board of Directors, a
                   ------
majority of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

      Section 2.9  Compensation.  The directors are authorized to fix a
                   ------------
reasonable retainer for directors or a reasonable fee for attendance at any meeting of the directors, or any meeting of a committee of the Board of Directors, or any combination of retainer and attendance fee, provided that no
                                                              --------
compensation as a director shall be paid to any director who is an employee of the Corporation or of a subsidiary. In addition to such compensation or fees provided for directors, directors shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

      Section 2.10  Action of Board of Directors and Committees Without Meeting.
                    ----------------------------------------------------------
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee.

                                  ARTICLE III

                                  Committees
                                  ----------

      Section 3.1  Designation. The Board of Directors may designate one or more
                   -----------
committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may, at any time, remove any member of any committee with or without cause and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event the Board of Directors has not designated a chair, the committee shall appoint one of its own number as chair, who shall preside at all meetings, and may also appoint a secretary (who need not be a member of the committee), who shall keep its records and who shall hold office at the pleasure of the committee.

      Section 3.2  Powers and Authority.  Any such committee, to the extent
                   --------------------
provided by resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by the DGCL and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

      Section 3.3  Regular Meetings.  Regular meetings of such committees may be
                   ----------------
held without notice of the time, place or purposes thereof and shall be held at such times and places (or by telephone as provided in Article II, Section 2.7) as the committee may from time to time determine in advance.

      Section 3.4  Special Meetings.  Special meetings of such committees may be
                   ----------------
held upon notice of the time, place and purposes thereof. Until otherwise ordered by the committee, special meetings shall be held at any time and place (or by telephone as provided in Article II, Section 2.7) at the call of the chair.

      Section 3.5  Actions at Regular and Special Committee Meetings; Actions
                   ----------------------------------------------------------
Without a Meeting.  At any regular or special meeting any such committee may
-----------------
exercise any or all of its powers, and any business which shall come before any regular or special meeting may be transacted thereat, provided a majority of the
                                                      --------
members of the committee is present. The affirmative vote of a majority of the members of the committee present at a meeting of the committee at which a quorum is present shall be necessary to take any action. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any authorized action by the committee may be taken without a meeting by a writing or writings signed by all the members of the committee.

                                  ARTICLE IV

                                   Officers
                                   --------

      Section 4.1  Officers Designated.  The officers of the Corporation shall
                    -------------------
be elected by the Board of Directors at its annual meeting or any special meeting. They shall include a Chair of the Board, a President and Chief Executive Officer, a Secretary, and such other officers as the Board may from time to time determine. The Chair of the Board and President and Chief Executive Officer shall be, and the other officers may, but need not be, chosen from among the directors. Any two offices may be held by the same person, but in any case where the action of more than one officer is required, no one person shall act in more than one capacity.

      Section 4.2  Tenure of Office.  The officers of the Corporation shall hold
                   ----------------
office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified, except in case of their prior resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by the vote of a majority of the directors in office at the time, but such removal shall be without prejudice to the contractual rights of such officer, if any. A vacancy, however created, in any office may be filled by election by the directors.

      Section 4.3  Powers and Duties of Officers.  The officers of the
                   -----------------------------
Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

      Section 4.4  Compensation.  The Board of Directors is authorized to
                   ------------
determine, to provide the method of determining, or to empower a committee of its members to determine, the compensation of all officers.

      Section 4.5  Bond.  Any officer, if so required by the Board of Directors,
                   ----
shall furnish a fidelity bond in such sum and with such security as the Board of Directors may require.


                                   ARTICLE V

                                 Miscellaneous
                                 -------------

      Section 5.1  Seal.  In the discretion of the Board of Directors, the
                   ----
Corporation may have a seal which shall have inscribed thereon the name of the Corporation and the words "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 5.2  Books.  The books of the Corporation may be kept (subject
                   -----
to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

      Section 5.3  Fiscal Year.  The fiscal year of the Corporation shall be as
                   -----------
determined by the Board of Directors.

      Section 5.4  Facsimiles.  Any copy, facsimile telecommunication or other
                   ----------
reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction
      --------
shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

      Section 5.5  Amendment of Bylaws.  These bylaws may be changed, altered,
                   -------------------
amended or repealed, and new bylaws made, by the Board of Directors, provided
                                                                     --------
that the stockholders may make additional bylaws and may change, alter, amend and repeal any bylaws, whether adopted by them or otherwise.